ADP REPORTS SECOND QUARTER FISCAL 2008 RESULTS;
CONFIRMS FISCAL 2008 REVENUE AND
EPS FROM CONTINUING OPERATIONS GROWTH FORECASTS
Second Quarter Revenues Grow Nearly 15%;
 EPS from Continuing Operations Increases 22% to $0.55 including $0.02 from Tax Benefits

ROSELAND, New Jersey, February 1, 2008 - Automatic Data Processing, Inc. (NYSE:ADP) announced nearly 15% revenue growth to $2.15 billion, with over 12% growth on a constant foreign currency basis, for the second fiscal quarter ended December 31, 2007, Gary C. Butler, president and chief executive officer, announced today.  Pretax earnings from continuing operations grew 11% compared with last year’s second quarter.  During the second quarter of fiscal 2008 the company recorded a reduction in the provision for income taxes of $12.4 million, which was primarily related to the settlement of a state tax matter.  This tax benefit reduced the quarter’s effective tax rate nearly 3 percentage points to 33.8%, and contributed 5 percentage points of the 18% growth in net earnings from continuing operations and approximately $0.02 of earnings per share.  Diluted earnings per share from continuing operations increased 22% to $0.55 from $0.45 a year ago on fewer shares outstanding.

Fiscal year to date, ADP acquired over 18 million shares of its stock for treasury at a cost of nearly $842 million.  At December 31, 2007, cash and marketable securities balances were $1.4 billion.

Commenting on the results, Mr. Butler said, “We are pleased with our results for the second quarter.  Our continued strong performance confirms the strength of our recurring revenue business model.”

Employer Services

“Employer Services had a strong quarter.  Revenues increased 11% for the second quarter.  Organic revenue growth was nearly 10%, up from nearly 9% a year ago.  In the United States, revenues from our traditional payroll and payroll tax filing business grew over 8%.  Our beyond payroll revenues in the United States, excluding PEO Services revenues, grew 16%.  The number of employees on our clients' payrolls in the United States increased 1.7%, and pay growth in Europe was stronger than it has been in several years.  As we headed into the key client retention period at the start of the calendar year, worldwide client retention, while slightly lower than last year’s second quarter, remained at excellent levels.  Employer Services’ pretax margin improved nearly 70 basis points as a result of operating leverage.”

“Combined new business sales growth for Employer Services and PEO Services was over 8% worldwide.  New business sales represent annualized recurring revenues anticipated from new orders.”

PEO Services

“PEO Services’ revenues increased 22% for the second quarter, all organic.  PEO Services’ pretax margin declined 20 basis points.  Average worksite employees paid by PEO Services increased to approximately 170,000, or 20%, compared with the second quarter of fiscal 2007.”

Dealer Services

“Dealer Services’ results were also strong for the quarter.  Revenues increased 9.5% for the second quarter.   Organic revenue growth continued to improve with 7% growth in the quarter compared with 5% growth a year ago.  New business sales growth was very strong in both our North American and International businesses.  Operating leverage, partially offset by the dilutive effect of fiscal 2008 first quarter acquisitions, drove nearly 90 basis points of improvement in Dealer Services’ pretax margin.”

Client Funds

"Interest on funds held for clients grew approximately 14% over last year's second quarter, to $162.0 million, due to an 8.9% increase in average client funds balances to $14.3 billion and a higher average interest yield of 20 basis points to 4.5% from an average interest yield of 4.3% last year.  This 20 basis point increase in average interest yield is due to our investment strategy of laddering maturities on marketable securities.”

Fiscal 2008 forecast

“We anticipate continued strong growth in our businesses, and are affirming our forecast of 12% to 13% revenue growth for fiscal 2008.  This forecast includes our current estimate of one to two percentage points of anticipated benefit from foreign exchange rates.”

“We move into the second half of fiscal 2008 facing headwinds from lower interest rates and economic uncertainty.  However, we remain confident in our ability to achieve the high-end of our 18% to 21% forecasted growth in diluted earnings per share from continuing operations, up from $1.80 in fiscal 2007 which excludes the net one-time gain recorded in the first quarter of fiscal 2007.  This forecast includes the following items which were not reflected in our previous forecast on October 30, 2007:

•	$0.02 from the reduction in the income tax provision in the second quarter primarily from a state tax settlement;

•	About $0.01 additional accretion from share repurchases subsequent to the first quarter; and

•	$0.01 from the current estimated benefit of favorable foreign exchange rates anticipated for the fiscal year.

This approximate $0.04 anticipated increase in earnings per share is partially offset by:

•
($0.03) from lower expected client funds interest revenues based on Fed Funds futures contracts and forward yield curves as of January 31, 2008 as well as lower anticipated client funds balance growth.”

“For Employer Services, we anticipate revenue growth of approximately 10%, which is slightly lower than our previous forecast partially due to lower forecasted growth in client funds balances.  We are slightly narrowing our anticipated pretax margin expansion to 70 to 110 basis points.  For PEO Services, we continue to anticipate 19% to 20% revenue growth and pretax margin expansion of 50 to 90 basis points.  We continue to forecast high single-digit to low double-digit new business sales growth worldwide for Employer Services and PEO Services on a combined basis.  We continue to anticipate revenue growth of about 10% in Dealer Services, and pretax margin expansion of 70 to 90 basis points.”

“Included in our guidance is an update of our client funds portfolio forecasts. The interest assumptions in our current forecasts are based on Fed Funds futures contracts and forward yield curves as of January 31, 2008.  The Fed Funds futures contracts anticipate two further declines of 25 basis points each when the Fed is scheduled to meet in March and April 2008, exiting the fiscal year with a Fed Funds rate of 2.50%.  The forward yield curves as of January 31, 2008 indicate a decline in fixed income rates of over 100 basis points since our last guidance update on October 30, 2007.  Interest on funds held for clients is now anticipated to grow 3% to 4% based on expected growth of about 7% in average client funds balances and a full-year average interest yield of over 4.3%, compared with the fiscal 2007 average interest yield of nearly 4.5%.  This forecast is about $25 million lower than our previous estimate of about 8% growth in interest on funds held for clients, which was based on expected growth of 7% to 8% in average client funds balances and an overall yield of nearly 4.5%.”

“We are in a softening economic environment.  However, I remain pleased with ADP’s strong performance during the first half of fiscal 2008, and we are on target to deliver strong forecasted results for the year.  We are the global market leader and have a strong portfolio of products and services.  We intend to continue our investments in new products, salesforce expansion, and implementation and client service resources while sustaining our discipline around pretax margin expansion.  We remain keenly focused on our five-point strategic growth program and remain confident in our ability to continue to deliver both strong revenue growth and margin improvement over our strategic planning horizon.” Mr. Butler concluded.

Website Schedules

The schedules of quarterly and full-year revenue and pretax earnings by reportable segment for fiscal years 2006, 2007, and 2008 have been updated for the second quarter fiscal 2008 results and posted to the Investor Relations home page (http://www.investquest.com/iq/a/adp/index.htm) of our website www.adp.com under Financial Data along with the quarterly and full-year statements of earnings for fiscal 2006 and fiscal 2007.

An analyst conference call will be held today, Friday , February 1 at 8:3 0 a.m. EST.   A live webcast of the call will be available to the public on a listen-only basis.  To listen to the webcast and vi ew the slide presentation, go to ADP’s home page, www.adp.com , or ADP’s Investor Relations home page,   http://www.investquest.com/InvestQuest/a/adp/ , and click on the webcast icon.  The presentation will be available to download and print approximately 60 minutes before the webcast at the ADP Investor Relations home page at http://www.investquest.com/iq/a/adp/index.htm.  ADP’s news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same Web site.

About ADP

Automatic Data Processing, Inc. (NYSE: ADP), with nearly $8 billion in revenues and approximately 585,000 clients, is one of the world's largest providers of business outsourcing solutions.  Leveraging more than 55 years of experience, ADP offers a wide range of HR, payroll, tax and benefits administration solutions from a single source.  ADP's easy-to-use, cost-effective solutions for employers provide superior value to companies of all types and sizes.  ADP is also a leading provider of integrated computing solutions to auto, truck, motorcycle, marine and recreational vehicle dealers throughout the world.   For more information about ADP or to contact a local ADP sales office, reach us at 1.800.225.5237 or visit the company's Web site at www.ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)
	December 31,	June 30,
	2007	2007

Assets
Cash and cash equivalents/Short-term
marketable securities	$1,341.3	$1,816.5
Other current assets	1,749.9	1,490.0
Assets of discontinued operations	-	57.7
Total current assets	3,091.2	3,364.2

Long-term marketable securities	68.2	68.1
Property, plant and equipment, net	731.0	723.8
Other non-current assets	4,155.5	4,003.6
Funds held for clients	19,499.8	18,489.2
Total assets	$27,545.7	$26,648.9

Liabilities and Stockholders' Equity
Other current liabilities	$1,752.9	$1,771.7
Liabilities of discontinued operations	-	19.1
Total current liabilities	1,752.9	1,790.8

Long-term debt	36.7	43.5
Other non-current liabilities	1,254.2	993.7
Client funds obligations	19,324.3	18,673.0
Total liabilities	22,368.1	21,501.0

Total stockholders' equity	5,177.6	5,147.9
Total liabilities and stockholders' equity	$27,545.7	$26,648.9

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statements of Earnings
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
REVENUES:
Revenues, other than interest on funds
held for clients and PEO revenues	$1,738.8	$1,527.9	$3,342.4	$2,954.5
Interest on funds held for clients	162.0	142.4	316.5	277.0
PEO revenues (A)	249.3	204.0	483.2	397.6
Total revenues	2,150.1	1,874.3	4,142.1	3,629.1

EXPENSES:
Costs of revenues:
Operating expenses	979.8	821.5	1,888.1	1,625.0
Systems development and programming costs	128.8	119.6	253.1	233.5
Depreciation and amortization	59.6	50.7	119.0	100.9
Total costs of revenues	1,168.2	991.8	2,260.2	1,959.4

Selling, general and administrative expenses	554.5	514.6	1,088.1	1,007.2
Interest expense	30.7	32.3	60.1	67.7
Total expenses	1,753.4	1,538.7	3,408.4	3,034.3

Other income, net	(43.9)	(59.9)	(88.4)	(149.9)

Earnings from continuing operations
before income taxes	440.6	395.5	822.1	744.7

Provision for income taxes	149.0	147.5	290.1	277.6

Net earnings from continuing operations	$291.6	$248.0	$532.0	$467.1

Earnings (loss) from discontinued operations, net of (benefit) provision for income taxes of $(0.4) and $25.1 for the three months ended December 31, 2007 and 2006, respectively, and $30.8 and $50.3 for the six months ended December 31, 2007 and 2006, respectively
	(0.4)	49.7	56.5	88.0

Net earnings	$291.2	$297.7	$588.5	$555.1

Basic earnings per share from continuing operations	$0.56	$0.45	$1.01	$0.85
Basic earnings per share from discontinued operations	-	0.09	0.11	0.16
Basic earnings per share	$0.56	$0.54	$1.12	$1.01

Diluted earnings per share from continuing operations	$0.55	$0.45	$1.00	$0.84
Diluted earnings per share from discontinued operations	-	0.09	0.11	0.16
Diluted earnings per share	$0.55	$0.54	$1.10	$1.00

Dividends per common share	$0.2900	$0.2300	$0.5200	$0.4150

Detail of diluted earnings per share from discontinued operations:
Brokerage Services Group Business	$-	$0.05	$-	$0.11
Travel Clearing (B)	-	0.01	0.11	0.02
All Other Discontinued Operations	-	0.03		0.03
Total diluted earnings per share from discontinued operations	$-	$0.09	$0.11	$0.16

(A) Professional Employer Organization ("PEO") revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes, of $2,964.9 and $2,442.5 for the three months ended December 31, 2007 and 2006, respectively, and $5,369.1 and $4,345.3 for the six months ended December 31, 2007 and 2006, respectively.

(B) The $0.11 in diluted EPS for the six months ended December 31, 2007 primarily represents the gain on the sale of the Travel Clearing business.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended
	December 31,
	2007	2006	Change	% Change
Revenues (A)
Employer Services	$1,526.4	$1,378.1	$148.3	11%
PEO Services	251.1	205.5	45.6	22%
Dealer Services	340.3	310.7	29.6	10%
Other	32.3	(20.0)	52.3	100 +%
	$2,150.1	$1,874.3	$275.8	15%
Pre-tax earnings from continuing operations (A)
Employer Services	$380.0	$333.9	$46.1	14%
PEO Services	26.4	22.1	4.3	19%
Dealer Services	56.5	48.9	7.6	15%
Other	(22.3)	(9.4)	(12.9)	(100)+%
	$440.6	$395.5	$45.1	11%
Pre-tax margin (A)
Employer Services	24.9%	24.2%	0.7%
PEO Services	10.5%	10.8%	(0.2)%
Dealer Services	16.6%	15.7%	0.9%
Other	n/m	n/m	n/m
	20.5%	21.1%	(0.6)%

	Six Months Ended
	December 31,
	2007	2006	Change	% Change
Revenues (A)
Employer Services	$2,947.1	$2,658.0	$289.1	11%
PEO Services	486.8	400.4	86.4	22%
Dealer Services	666.0	612.5	53.5	9%
Other	42.2	(41.8)	84.0	100 +%
	$4,142.1	$3,629.1	$513.0	14%
Pre-tax earnings from continuing operations (A)
Employer Services	$698.1	$613.7	$84.4	14%
PEO Services	51.4	37.8	13.6	36%
Dealer Services	107.0	93.7	13.3	14%
Other	(34.4)	(0.5)	(33.9)	(100)+%
	$822.1	$744.7	$77.4	10%
Pre-tax margin (A)
Employer Services	23.7%	23.1%	0.6%
PEO Services	10.6%	9.4%	1.2%
Dealer Services	16.1%	15.3%	0.8%
Other	n/m	n/m	n/m
	19.8%	20.5%	(0.7)%

(A) Prior year's segment results were adjusted to reflect fiscal year 2008 budgeted foreign exchange rates.

n/m - not meaningful

	Three Months Ended
	December 31,
	2007	2006	Change
Components of other income, net:
Interest income on corporate funds	$(43.2)	$(41.8)	$(1.4)
Realized gains on available-for-sale securities	(0.8)	(19.7)	18.9
Realized losses on available-for-sale securities	0.7	1.6	(0.9)
Other	(0.6)	-	(0.6)
Total other income, net	$(43.9)	$(59.9)	$16.0

	Six Months Ended
	December 31,
	2007	2006	Change
Components of other income, net:
Interest income on corporate funds	$(87.1)	$(93.4)	$6.3
Gain on sale of investment	-	(38.6)	38.6
Realized gains on available-for-sale securities	(5.4)	(20.1)	14.7
Realized losses on available-for-sale securities	5.3	2.2	3.1
Other	(1.2)	-	(1.2)
Total other income, net	$(88.4)	$(149.9)	$61.5

	Three Months Ended
	December 31,
	2007	2006	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$291.6	$248.0	$43.6	18%
Net earnings	$291.2	$297.7	$(6.5)	(2)%
Basic weighted average shares outstanding	523.1	548.5	(25.4)	(5)%
Basic earnings per share from continuing operations	$0.56	$0.45	$0.11	24%
Basic earnings per share	$0.56	$0.54	$0.02	4%

Diluted net earnings from continuing operations	$291.6	$248.0	$43.6	18%
Diluted net earnings	$291.2	$297.7	$(6.5)	(2)%
Diluted weighted average shares outstanding	530.4	555.3	(24.9)	(4)%
Diluted earnings per share from continuing operations	$0.55	$0.45	$0.10	22%
Diluted earnings per share	$0.55	$0.54	$0.01	2%

	Six Months Ended
	December 31,
	2007	2006	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$532.0	$467.1	$64.9	14%
Net earnings	$588.5	$555.1	$33.4	6%
Basic weighted average shares outstanding	525.7	551.4	(25.7)	(5)%
Basic earnings per share from continuing operations	$1.01	$0.85	$0.16	19%
Basic earnings per share	$1.12	$1.01	$0.11	11%

Diluted net earnings from continuing operations	$532.0	$467.1	$64.9	14%
Diluted net earnings	$588.5	$555.1	$33.4	6%
Diluted weighted average shares outstanding	532.9	557.9	(25.0)	(4)%
Diluted earnings per share from continuing operations	$1.00	$0.84	$0.16	19%
Diluted earnings per share	$1.10	$1.00	$0.10	10%

	Three Months Ended
	December 31,
	2007	2006	Change	% Change
Key Statistics:
Internal revenue growth:
Total Company	13%	12%
Employer Services	10%	9%
PEO Services	22%	26%
Dealer Services	7%	5%

Average investment balances at cost (in billions):
Corporate investments	$3.8	$3.8	$-	0.2%
Funds held for clients	14.3	13.1	1.2	8.9%
Total	$18.1	$16.9	$1.2	7.0%

Average interest rates earned exclusive of
realized losses (gains) on:
Corporate investments	4.6%	4.5%
Funds held for clients	4.5%	4.3%
Total	4.5%	4.4%
Net unrealized gain (loss) position at end of period	$176.5	$(139.8)

Employer Services:
Change in pays per control - Majors AutoPay	1.7%	1.7%
Change in client revenue retention percentage - worldwide	(0.3) pts	0.4 pts
Employer Services/PEO new business sales growth - worldwide (A)	8%	12%

PEO Services:
Paid PEO worksite employees at end of period	174,000	143,000
Average paid PEO worksite employees during the period	170,000	142,000

	Six Months Ended
	December 31,
	2007	2006	Change	% Change
Key Statistics:
Internal revenue growth:
Total Company	13%	12%
Employer Services	9%	9%
PEO Services	22%	25%
Dealer Services	7%	5%

Average investment balances at cost (in billions):
Corporate investments	$3.8	$4.2	$(0.4)	(9.6)%
Funds held for clients	13.9	12.8	1.1	8.2%
Total	$17.7	$17.0	$0.7	3.9%
Average interest rates earned exclusive of
realized losses (gains) on:
Corporate investments	4.6%	4.4%
Funds held for clients	4.6%	4.3%
Total	4.6%	4.3%
Net unrealized gain (loss) position at end of period	$176.5	$(139.8)

Employer Services:
Change in pays per control - Majors AutoPay	1.6%	2.1%
Change in client revenue retention percentage - worldwide	0.1 pts	0.2 pts
Employer Services/PEO new business sales growth - worldwide (A)	10%	14%

PEO Services:
Paid PEO worksite employees at end of period	174,000	143,000
Average paid PEO worksite employees during the period	168,000	141,000

(A) Sales growth for the three and six months ended December 31, 2006 was adjusted to exclude sales related to ADP's Accounts Payable offering that was discontinued in the second quarter of fiscal 2008.

This document and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations and employee benefits; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under "Item 1A. - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, should be considered in evaluating any forward-looking statements contained herein.

Source:  Automatic Data Processing, Inc.

ADP Investor Relations
Elena Charles, 973.974.4077
Debbie Morris, 973.974.7821

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